SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                FORM 8-K-12(g)3/A

                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934




Date of Report: May 26, 2000



                          WINCHESTER MINING CORPORATION
                                 --------------
              (New name of registrant as specified in its charter)
(successor registrant under Sec. 12(g)3 of the Securities Exchange Act of 1934)


                             Hi-Plains Energy Corp.
                              --------------------
                     (Prior name of corporation pre-merger)


Wyoming                       0-27311                  84-1413868
----------------              -------------            ------------
(State or other               (Commission              (IRS Employer
jurisdiction of               File Number)             Identification No.
incorporation                                          pre-merger)
pre-merger)

Delaware                      0-30651                   84-1413868
-----------------             -------------            ------------------
(State or other               (Commission              (IRS Employer
jurisdiction of               File Number)             Identification No.
incorporation                                          post-merger)
post-merger)



        409 Granville Street, Suite #1010, Vancouver, B.C. Canada V6C 1T2
           ----------------------------------------------------------
                                  (NEW ADDRESS)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (604)609-0409

ITEM 1.    CHANGES IN CONTROL OF REGISTRANT

     The Company is a successor registrant pursuant to Section 12(g) 3 of the Securities Exchange Act of 1934, by virtue of a statutory merger of the Parent,
Winchester  Mining  Corp.,  a  Delaware  corporation,   and  its  wholly  owned
subsidiary, Hi-Plains Energy Corp., a Wyoming corporation, with Winchester Mining Corporation being the survivor. There was no change to the issued and outstanding shares of Winchester Mining Corporation, and all shares of Hi-Plains Energy Corp. were retired by virtue of the merger.

     On May 15, 2000, Winchester Mining Corp. completed a Share Purchase Agreement with shareholders of Hi-Plains Energy Corp. in which Winchester Mining Corp., a Delaware corporation, acquired all 780,000 shares outstanding of the Registrant for the purposes of accomplishing a Merger of Hi-Plains Energy Corp. and Winchester Mining Corp. The Merger was completed on May 15, 2000.

ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS

               None.

ITEM 3.    BANKRUPTCY OR RECEIVERSHIP

               None.

ITEM 4.    CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

               None.

ITEM 5.    OTHER EVENTS

History of Winchester Mining Corp.

     In 1996 the Company was listed on the OTCBB with the symbol WNCR. The prior management raised funds for a mining property in the Northwest Territories. The budget was spent and the Company remained inactive until March of 1999. In September of 1999, the Company raised several hundred thousand dollars to invest in online gambling. The Company has since divested itself of these acquisitions due to the questionable nature of the online gambling industry. In September of 1999, Wayne Miller became president of Winchester Mining, Corp. The Company commissioned Digicorp of Vancouver British Columbia, Canada to develop websites for the Company: Hollywoodmall.net and Pacificnorthwestmall.net. They have been under development since October of 1999. An agreement with Cartoon Products was signed to distribute licensed products from Disney, Warner Bros., NFL, NCAA, MLB, NBA, etc. Radiant Communications of Vancouver is developing and managing these websites.

     Bullseye Communications Group has been hired to develop an overall marketing plan for the Company and the two "mall" websites. To date they have developed the corporate logo for the Pacificnorthwestmall.com and are currently developing the retail solicitation packages needed to attract retailers to the sites.

Marketing

     The Company's marketing program is being modeled around the "permission marketing" concept. The Company's promotional program revolves around an award/reward system used to provide customers with a tangible incentive to make purchases from its websites. With the Pacificnorthwestmall and Hollywoodmall credits, customers will be able to purchase additional products from its websites.

     This type of marketing program has been tried and proven, in the Trading Stamp program. Every time a customer bought something at a participating store, the customer earned some stamps. They collected the stamps in a little book. With enough books a customer could get free gifts. This was a way to reward frequent shopping trips.

     This type of component has been adopted to draw customers to the Company's websites. The concept is that as customers with the Company begin to earn credits, they will be motivated to earn more credits. The cycle will begin, customers will tell their friends, neighbors and relatives, and they too will, hopefully, do the same.

     Another important factor to the entire credits program is its cost effectiveness. It is completely up to the Company to determine the value of credits, thereby being able to control cost to maximize the effectiveness of the program.

Product Decisions

     The Company will be developing a product mix which will capitalize and focus on the most popular goods purchased by its target markets. The Company will constantly survey our account holders in order to be on the cutting edge in offering the most desireable goods and products.

Objectives

     The Company intends to use Banner advertising in conjunction with a strong affiliate program to introduce Pacificnorthwestmall.com and Hollywoodmall.net to the target market. The Company's permission marketing program has commenced in May 2000.

Selling Tactics

     E-Mail Newsletter - Anyone visiting the Company websites will have the opportunity to sign up with the monthly or biweekly newsletter. Initially, the benefit for signing up to the newsletter will be a tangible item with real value to the customers. In the future, when the companies "permission marketing" program has taken hold, the Company will give away credits, information or something else with a perceived value to attract potential customers to its newsletter.

     Search  Engine   Positioning  -  The  Company  will  employ  products  like
WebPosition Gold (tm), software which has a submitter to submit websites to optimal positions in all of the major search engines. Further, it will analyze the website and suggest to improve website rankings. It also has a rank checking utility to compare against competition.

     Press Coverage - The Company will diligently pursue all press coverage possible.

     Expanded Referral Log Reporting - Every time someone visits a website they will bring valuable information with them, what website they came from and what keyword they queried the search engine to find us. With this type of information, the Company can make adjustments to enhance the website performance. The Company intends to capture and review this information on a weekly basis.

     E-Mail - The Company will rely heavily on staying in contact with customers with the use of e-mail. E-mail is an extremely cost effective medium to enhance customer contact and loyalty. The Company recognizes that regular e-mail will cultivate a relationship with customers. This in turn will cause a majority of online e-commerce monies spent on by account holders to flow through Company sponsored or owned websites. This is a result of a high comfort level with the customer base which is achieved by regular e-mail contact. It is important for the Company to receive permission from its customers before opening this dialog.


ITEM 6.    RESIGNATION AND APPOINTMENT OF OFFICERS AND DIRECTORS

     Directors from Winchester Mining Corp. now form the Board after the Merger of companies. The business experience of the Directors is disclosed herein.

     WAYNE MILLER, age 51, President and Director, graduated in 1966 from high school, attended Simon Fraser University for four years, 2 years in economics and 2 years in geography. He worked at Sears Canada in Management and sales. After University he worked for 7 years in the restaurant industry in management and acquired valuable experience in all facets of business. He became a stockbroker in 1984 and worked in the financial industry for 15 years raising funds for junior publicly traded companies on the CDNX market. He was with Georgia Pacific Securities from 1989 to 1999. He became president of Winchester Mining Corp. in September 1999 and also became President of Dalmation Res. Ltd. in February 2000. Dalmation Res. Ltd. is publicly traded on the CDNX exchange symbol (DTN).

     GARY BURNIE, age 50, Secretary and Director, was involved in management of Travellers Acceptance Corp. for 3 years. He then became a stockbroker in the financial industry for 13 years raising funds for junior CDNX companies at Wolverton Securities, Inc. Since 1984 he has raised funding for various companies on the CDNX market and the OTCBB. He was recently President of First American Scientific, an OTCBB company.

     BARRY MILLER, age 37, Director, was employed with Eaton's Canada in sales. He became a stockbroker and worked for 2 years in the financial industry at Merrit Investments (1986-1988). He opened his own business in the electronics industry for 2 years and returned to the financial industry in public relations for a number of CDNX companies, most recently International Wayside Gold Mines, Ltd., symbol (IWA). He was also employed with LML Payment Systems, Inc., a NASD small cap company, in investor relations.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIALS, & EXHIBITS

          Financial Statements - December 31, 1999
                               - Pro Forma for March 31, 2000 (Unaudited)


          Exhibits -
                                 2.1 - Articles of Merger
                                 2.2 - Plan of Merger
                                 2.3 - Certificate of Ownership and Merger
                                 3.1 - Certificate of Incorporation
                                 3.2 - Bylaws

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:  May 26, 2000                               Winchester Mining Corp.



                                                  By:/s/Wayne Miller
                                                  ---------------------------
                                                  President

                          WINCHESTER MINING CORPORATION
                              Financial Statements

                                C O N T E N T S

December 31, 1999 and 1998

     Independent  Auditors' Report . . . . . . . . . . . . . . . . . . .F-1

     Consolidated Balance Sheet as of December 31, 1999  and 1998 .     F-2

     Consolidated Statement of Loss For The Years Ended
         December  31, 1999 and 1998 . . . . . . . . . . . .  . . . .   F-3

     Consolidated Statement of Stockholders' Equity For The Years Ended
         December  31, 1999 and 1998 . . . . . . . . . . . .            F-4

     Consolidated Statement of Cash Flows For The Years Ended
         December  31, 1999 and 1998 . . . . . . . . . . . . . . .      F-5

     Notes to the Consolidated Financial Statements . .. . .            F-6-F-13


Pro Forma Combined - March 31, 2000 (Unaudited)

     Cover Sheet                                                        PF-1

     Pro Forma Combined Condensed Financial Information                 PF-2

     Pro Forma Combined Condensed Balance Sheet                         PF-3

     Pro Forma Combined Condensed Statements of Loss                    PF-4-5

     Notes to Pro Forma Combined Condensed Financial Statements         PF-6


All schedules are omitted because they are not applicable or the required information is shown in the financial statements or notes thereto.

BATEMAN & CO., INC., P.C.
Certified Public Accountants

                                                               5 Briardale Court
                                                       Houston, Texas 77027-2904
                                                                  (713) 552-9800
                                                              FAX (713) 552-9700
                                                          www.batemanhouston.com




               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To The Board of Directors and Stockholders
Winchester Mining Corporation
Vancouver, BC, Canada

We have audited the accompanying balance sheets of Winchester Mining Corporation (a Delaware Corporation) as of December 31, 1999 and 1998 and the related statements of loss, stockholders' equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Winchester Mining Corporation as of December 31, 1999 and 1998, and the results of its operations and cash flows for the years then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and negative cash flows from operations since inception that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to those matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ BATEMAN & CO., INC., P.C.

Houston, Texas
May 12, 2000

                                     Member
               INTERNATIONAL ASSOCIATION OF PRACTISING ACCOUNTANTS
                  Offices in Principal Cities Around The World

                                      F-1

                                                    WINCHESTER MINING CORPORATION
                                                  (A DEVELOPMENT STAGE ENTERPRISE)

                                                           BALANCE SHEETS
                                      MARCH 31, 2000 (UNAUDITED) AND DECEMBER 31, 1999 AND 1998

------------------------------------------------------------------------------------------------------------------------------------
                                                                          MARCH 31,
                                                                             2000                DECEMBER 31,
                                                                                             ---------------------------------------
                                                                         (UNAUDITED)                 1999                  1998
                                                                     ---------------------   ---------------------    --------------
ASSETS

Current Assets:

    Cash                                                                         $254,116                    $219              $149
    Note receivable, net of allow-
      ance for bad debts of $45,507                                                     0                       0                 0
    Inventory, at cost                                                              3,414                   2,816                 0
    Prepaid expenses                                                                9,707                     970               305
                                                                     ---------------------   ---------------------    --------------
      Total current assets                                                        267,237                   4,005               454
                                                                     ---------------------   ---------------------    --------------
      Total assets                                                               $267,237                  $4,005              $454
                                                                     =====================   =====================    ==============
LIABILITIES
  Current liabilities:

    Accounts payable and
      accrued expenses                                                             81,275                  26,118             4,449
    Due to related parties                                                        103,919                  36,332           241,667
    Accrued liability for
      contingencies                                                                25,000                  25,000                 0
                                                                     ---------------------   ---------------------    --------------
      Total current liabilities                                                   210,194                  87,450           246,116
                                                                     ---------------------   ---------------------    --------------

      Total liabilities                                                           210,194                  87,450           246,116
                                                                     ---------------------   ---------------------    --------------
  Commitments and contingencies                                                                                 -                 -

STOCKHOLDERS' EQUITY (DEFICIT)
  Common stock, $.0001 par value,
    100,000,000 shares authorized,
    35,540,000, 33,750,000
    and 25,250,000 shares
    issued and outstanding                                                         3,554                    3,375             2,525
  Capital in excess of par value                                               1,190,002                  923,414           502,643
  Deficit accumulated during the
    development stage                                                         (1,136,513)              (1,010,234)         (750,830)
                                                                     ---------------------   ---------------------    --------------
      Total stockholders'
        equity (deficit)                                                           57,043                 (83,445)         (245,662)
                                                                     ---------------------   ---------------------    --------------
      Total liabilities and
        stockholders' equity                                                     $267,237                  $4,005              $454
                                                                     =====================   =====================    ==============

The accompanying notes are an integral part of these statements.


                                                    WINCHESTER MINING CORPORATION
                                                  (A DEVELOPMENT STAGE ENTERPRISE)

                                              STATEMENTS OF LOSS FOR THE PERIODS ENDED
                                      MARCH 31, 2000 (UNAUDITED) AND DECEMBER 31, 1999 AND 1998

-----------------------------------------------------------------------------------------------------------------------------------


                                                           CUMULATIVE                QUARTER
                                                          NOVEMBER 6,                  ENDED
                                                         1996 THROUGH              MARCH 31,
                                                            MARCH 31,                   2000   YEARS ENDED DECEMBER 31,
                                                                                               -------------------------------------
                                                                 2000             (UNAUDITED)                  1999           1998
                                                ----------------------  ---------------------  ---------------------  --------------

Revenues                                                      $15,537                     $0                $15,537             $0
                                                ----------------------  ---------------------  ---------------------  --------------

Less, Costs and expenses:
  Cost of revenues                                             76,201                      0                 76,201              0
  Consulting and
    management fees                                           591,195                 35,669                140,309        201,667
  Provision for
    contingencies                                              25,000                      0                 25,000              0
  Depreciation and
    amortization                                                  539                      0                    305            108
  Writeoffs and abandon-
    ments of mineral
    properties                                                276,000                      0                      0              0
  Other general and
    administrative                                            185,420                 90,610                 33,126         49,728
                                                ----------------------  ---------------------  ---------------------  --------------
    Total operating
      expenses                                              1,154,355                126,279                274,941        251,503
                                                ----------------------  ---------------------  ---------------------  --------------
    Loss from operations                                   (1,138,818)              (126,279)              (259,404)      (251,503)
                                                ----------------------  ---------------------  ---------------------  --------------

Other income (expense):
  Interest income                                               2,305                      0                      0              0
  Interest expense                                                  0                      0                      0              0
                                                ----------------------  ---------------------  ---------------------  --------------
    Total other income
      (expense)                                                 2,305                      0                      0              0
                                                ----------------------  ---------------------  ---------------------  --------------
    Loss before taxes
      on income                                            (1,136,513)              (126,279)              (259,404)      (251,503)

  Provision for income
    taxes                                                           0                      0                      0              0
                                                ----------------------  ---------------------  ---------------------  --------------
      Net loss                                            ($1,136,513)             ($126,279)             ($259,404)     ($251,503)
                                                ======================  =====================  =====================  ==============


Basic earnings (loss)
  per common share                                                                    ($0.00)                ($0.01)        ($0.01)
                                                                        =====================  =====================  ==============
Weighted average number
  of shares outstanding                                                           34,104,066             31,895,206     22,429,177
                                                                        =====================  =====================  ==============

The accompanying notes are an integral part of these statements.


                                                    WINCHESTER MINING CORPORATION
                                                  (A DEVELOPMENT STAGE ENTERPRISE)

                                 STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT) FOR THE PERIODS ENDED
                                      MARCH 31, 2000 (UNAUDITED) AND DECEMBER 31, 1999 AND 1998

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                         DEFICIT
                                                                                                       ACCUMULATED
                                                                              ADDITIONAL               DURING THE
                                           COMMON STOCK                        PAID IN                 DEVELOPMENT
                                      SHARES               AMOUNT              CAPITAL                    STAGE            TOTAL
                              -----------------------  ---------------  -----------------------  -------------------- --------------

YEAR ENDED DECEMBER 31, 1998:
Balances,
 December 31,
  1997                            20,050,000           $2,005                 $183,163                 ($499,327)         ($314,159)


Shares issued
  for debt                         5,200,000              520                  319,480                                      320,000
Development
  stage net
  loss                                                                                                  (251,503)          (251,503)
                              -----------------------  ---------------  -----------------------  --------------------  -------------
Balances,
 December 31,
  1998                            25,250,000            2,525                  502,643                  (750,830)          (245,662)

YEAR ENDED DECEMBER 31, 1999:

Shares issued
  for cash                         3,000,000              300                  149,700                                      150,000
Shares issued
  for debt                         5,500,000              550                  274,450                                      275,000
Less, Related
  issuance costs                                                                (3,379)                                      (3,379)
Development
  stage net
  loss                                                                                                  (259,404)          (259,404)
                              -----------------------  ---------------  -----------------------  ---------------------  ------------
Balances,
 December 31,
  1999                            33,750,000            3,375                  923,414                (1,010,234)           (83,445)

QUARTER ENDED MARCH 31, 2000 (UNAUDITED):

Shares issued
  for cash                         1,790,000              179                  288,011                                      288,190
Less, Related
  issuance costs                                                               (21,423)                                     (21,423)
Development
  stage net
  loss                                                                                                  (126,279)          (126,279)
                              -----------------------  ---------------  -----------------------  --------------------  -------------
Balances,
 March 31,
  2000                            35,540,000           $3,554               $1,190,002               ($1,136,513)           $57,043
                              =======================  ===============  =======================  ====================  =============


The accompanying notes are an integral part of these statements.


                                                    WINCHESTER MINING CORPORATION
                                                  (A DEVELOPMENT STAGE ENTERPRISE)

                                           STATEMENTS OF CASH FLOWS FOR THE PERIODS ENDED
                                      MARCH 31, 2000 (UNAUDITED) AND DECEMBER 31, 1999 AND 1998

------------------------------------------------------------------------------------------------------------------------------------

                                                             CUMULATIVE
                                                            NOVEMBER 6,                QUARTER
                                                                   1996                  ENDED
                                                                THROUGH              MARCH 31,
                                                              MARCH 31,                   2000   YEARS ENDED DECEMBER 31,

                                                                                                 -----------------------------------
                                                                   2000             (UNAUDITED)                  1999        1998
                                                ------------------------  ---------------------  ---------------------  ------------

Cash flows from operating activities:

 Net loss                                                   ($1,136,513)             ($126,279)             ($259,404)    ($251,503)
 Adjustments to reconcile
  net income to cash
  provided (used) by develop-
  mental stage activities:
   Provision for bad
    debts                                                        45,507                      0                      0        45,507
   Depreciation and
    amortization                                                    539                      0                    305           108
   Change in current assets
    and liabilities:
     Inventory                                                   (3,414)                  (598)                (2,816)            0
     Prepaid expenses                                           (10,246)                (8,737)                  (970)        1,313
     Accounts payable and
      accrued expenses                                           81,275                 55,157                 21,669         2,894
     Accrued liability
      for contingencies                                          25,000                      0                 25,000             0
     Due to related
      parties                                                   698,919                 67,587                 69,665       201,667
                                                ------------------------  ---------------------  ---------------------  ------------
      Cash flows from oper-
       ating activities                                        (298,933)               (12,870)              (146,551)          (14)
                                                ------------------------  ---------------------  ---------------------  ------------

Cash flows from investing activities:

  Loan to related party                                         (50,000)                     0                      0             0
  Loan repayments                                                 4,493                      0                      0             0
                                                ------------------------  ---------------------  ---------------------  ------------
    Cash flows from inves-
     ting activities                                            (45,507)                     0                      0             0
                                                ------------------------  ---------------------  ---------------------  ------------

Cash flows from financing activities:
 Net proceeds from sale
  of common stock                                               598,556                266,767                146,621             0
                                                ------------------------  ---------------------  ---------------------  ------------
   Cash flows from finan-
    cing activities                                             598,556                266,767                146,621             0
                                                ------------------------  ---------------------  ---------------------  ------------

Net increase (decrease)
 in cash and equivalents                                        254,116                253,897                     70           (14)

Cash and equivalents:
 Beginning of period                                                  0                    219                    149           163
                                                ------------------------  ---------------------  ---------------------  ------------
 End of period                                                 $254,116               $254,116                   $219          $149
                                                ========================  =====================  =====================  ============

Supplemental cash flow disclosures:
 Cash paid for interest                                              $0                     $0                     $0            $0
 Cash paid for income taxes                                           0                      0                      0             0
 Non-cash financing and
  investing activities:
   Shares issued for debt                                       595,000                      0                275,000       320,000


The accompanying notes are an integral part of these statements.


                          WINCHESTER MINING CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)

                          NOTES TO FINANCIAL STATEMENTS
            MARCH 31, 2000 (UNAUDITED) AND DECEMBER 31, 1999 AND 1998

 -------------------------------------------------------------------------------

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
Following is a summary of the Company's organization and significant accounting policies:

     ORGANIZATION AND NATURE OF BUSINESS - The Company was incorporated as Winchester Mining Corporation on November 6, 1996 in the state of Delaware, and is a development stage enterprise engaged in searching for capital, and in organizing and developing internet businesses. Its goal is to develop an on-line international network of entertainment based websites and payment clearing systems, including a shopping mall. It has also engaged in referrals of internet browsers for a fee to an offshore online gambling casino. Although its principal office is in Vancouver, BC, Canada, it expects its internet businesses to invite customers from anywhere in the world. In 1996 through 1997, the company attempted to establish a mining business and pursued several unsuccessful Canadian mining opportunities.

     As a development stage enterprise, the Company anticipates incurring substantial additional losses as it pursues its internet businesses and as it investigates other business opportunities.

     On May 13, 2000, in connection with its merger with Hi-Plains Energy Corp. (see "Subsequent Events," below), the Company changed its name from Winchester Mining Corporation to PNW Capital Corp.

     BASIS OF PRESENTATION - The accounting and reporting policies of the Company conform to generally accepted accounting principles of development stage enterprises.

     USES OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company's periodic filings with the Securities and Exchange Commission include, where applicable, disclosures of estimates, assumptions, uncertainties and concentrations in products and markets which could affect the financial statements and future operations of the Company.

     FOREIGN CURRENCY TRANSLATION - Foreign currency transactions have been translated into U.S. dollars using:

     o    Year-end rates for monetary assets and liabilities;

     o    Historical rates for all other assets and liabilities; and

     o    Average rates during the year for revenues and expenses.

     Exchange gains and losses arising from these foreign currency translations are reflected in income or expense as incurred.

     CASH AND CASH EQUIVALENTS - For purposes of the statement of cash flows, the Company considers all cash in banks, money market funds, and certificates of deposit with a maturity of less than one year to be cash equivalents.

     FAIR VALUE OF FINANCIAL INSTRUMENTS AND DERIVATIVE FINANCIAL INSTRUMENTS - The carrying amounts of cash, accounts receivable, accounts payable, due to related parties, and accrued expenses approximate fair value because of the short maturity of these items. These fair value estimates are subjective in nature and involve uncertainties and matters of significant judgment, and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect these estimates. At March 31, 2000, December 31, 1999, and December 31, 1998, the Company had no derivative financial instruments.

                          WINCHESTER MINING CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)

                          NOTES TO FINANCIAL STATEMENTS
            MARCH 31, 2000 (UNAUDITED) AND DECEMBER 31, 1999 AND 1998

 -------------------------------------------------------------------------------


     INVENTORY - Inventories are stated at the lower of cost or market, with cost determined using the first-in first-out (FIFO) method.

     FEDERAL INCOME TAXES - Deferred income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with Statement of Financial Accounting Standards Number 109 accounting for income taxes, which requires the use of the asset/liability method of accounting for income taxes. Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax loss and credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The Company provides deferred taxes for the estimated future tax effects attributable to temporary differences and carryforwards when realization is more likely than not.

     Differences between book and tax income arise primarily from the valuation of stock issued for services.

     EARNINGS (LOSS) PER SHARE OF COMMON STOCK - Earnings (loss) per share is computed on the weighted average number of shares outstanding during the year, in accordance with FASB Statement Number 128, earnings per share.

NOTE 2 - GOING CONCERN ASSUMPTION:
Since its inception in 1996, the Company has incurred operating losses approximating $1,100,000 and negative cash flows from operations since inception approximating $298,000. Operating revenues since inception have been insignificant. Although the Company sold common stock in March, 2000 and May, 2000 resulting in cash proceeds approximating $413,000, a substantial part of the proceeds has been or will be utilized in connection with the merger with Hi-Plains (see "Subsequent Events," below). Therefore, management expects that additional debt or equity financing will be required to complete its business plan. When the merger with Hi-Plains is consummated, the Company intends to seek additional equity financing; however, there is no assurance these endeavors will be successful.

These factors create substantial doubt about the Company's ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent upon (a) obtaining sufficient additional debt or equity financing to finance operations, capital improvements, and other necessary activities, (b) achieving a profitable level of operations, (c) acquiring a profitable business, or (d) a combination of these actions. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

                          WINCHESTER MINING CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)

                          NOTES TO FINANCIAL STATEMENTS
            MARCH 31, 2000 (UNAUDITED) AND DECEMBER 31, 1999 AND 1998

 -------------------------------------------------------------------------------

NOTE 3 - RELATED  PARTY  TRANSACTIONS:
Due to related parties consists of the following:

                                                                                          DECEMBER 31,
                                                                             ---------------------------------------
                                                                 MARCH 31,
      ------------------------------------------------                2000                1999           1998
                                                           ----------------    ----------------    -----------------
      DESCRIPTION
      Due to companies controlled by
        a former officer/director                                  $89,952             $36,332             $      -
      Consulting fees payable                                            -                   -              241,667
      Due to the Company's President                                13,967                   -                    -
                                                           ----------------    ----------------    -----------------
          Total                                                   $103,919             $36,332             $241,667
                                                           ================    ================    =================

Management fees include the following for the periods ended:

                                                                                         DECEMBER 31,
                                                                             ---------------------------------------
                                                                 MARCH 31,
      DESCRIPTION                                                     2000                1999                 1998
                                                           ----------------    ----------------    -----------------
      Paid to former officers/
        directors                                                  $     -             $13,900              $     -
      Paid to a current officer/
        director                                                         -               3,365                    -
      Accrued to companies controlled
        by a former director                                        13,390              14,398                    -

In June, 1997, the Company loaned $50,000 to Trimac Financial Corporation, a company controlled by a then director, on a promissory note bearing 12% interest and becoming due in September, 1997. Payments totaling $4,493 were received in October 1997, reducing the balance to $45,507. The Company determined that the note became uncollectible in 1998, and accordingly provided an allowance for bad debts for the entire remaining balance. The debtor company's corporate charter was revoked in early 2000. Because the note was deemed to be on nonaccrual status, no interest income was ever recognized on the note.

NOTE 4 - ACCRUED LIABILITY FOR CONTINGENCIES:
Certain former officers and directors of the Company, or companies controlled by the former officers and directors, have asserted two claims against the Company, as follows:

     o A convertible debenture dated April 15, 1998 in the amount of $150,000, bearing 5% interest payable semi-annually, convertible into common shares at the rate of $0.05 per share at the option of the debenture holder for the then remaining balance of unpaid principal and interest. The former officers and directors assert this debenture was issued as consideration for expenditures made on the Company's behalf in connection with a 1997 option agreement to purchase 50% interest in certain mineral properties in the Northwest Territories, Canada. The option agreement was abandoned by the Company, resulting in losses of approximately $276,000.

     o A convertible debenture dated April 15, 1998 in the amount of $100,000, bearing 5% interest payable semi-annually, convertible into common shares at the rate of $0.05 per share at the option of the debenture holder for the then remaining balance of unpaid principal and interest. The former officers and directors assert this debenture was issued as consideration for the pledge of Company shares owned by a company controlled by former officers and directors as collateral in connection with a proposed mineral property deal. The mineral property deal was not consummated.

                          WINCHESTER MINING CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)

                          NOTES TO FINANCIAL STATEMENTS
            MARCH 31, 2000 (UNAUDITED) AND DECEMBER 31, 1999 AND 1998

 -------------------------------------------------------------------------------

The debenture holders have demanded that the Company convert the debentures into common shares. However, current management of the Company disputes the validity of the debentures, and believes they do not represent either bonafide transactions or legally enforceable obligations. Accordingly, the debentures have not been recognized as liabilities on the accompanying balance sheets.

Current management intends to vigorously contest the validity of these two asserted debentures, and has made a provision of $25,000 in 1999 as the estimated cost of defending against these claims.

NOTE 5 - FEDERAL INCOME TAX:
The currently  payable  (refundable)  provision  (credit) for Federal income tax consists of the following:
                                                                                          DECEMBER 31,
                                                                             ---------------------------------------
                                                                 MARCH 31,
                                                                      2000                1999                 1998
                                                           ----------------    ----------------    -----------------
      Currently payable (refundable)
           provision(credit)
           attributable to:
          Current operations                                     ($42,900)           ($88,100)            ($85,500)
          Less:
            Limitation due to absence
              of prior taxable income                              42,900              88,100               85,500
                                                            ----------------    ----------------    -----------------
          Net amount payable
           (refundable)                                           $     -             $     -              $     -
                                                           ================    ================    =================


The Company follows Statement of Financial Accounting Standards Number 109 (SFAS
109), accounting for income Taxes. Deferred income taxes reflect the net effect of (a) temporary difference between carrying amounts of assets and liabilities for financial purposes and the amounts used for income tax reporting purposes, and (b) net operating loss carryforwards. The cumulative tax effect at the expected rate of 34% of significant items comprising the Company's net deferred tax amounts are as follows:

                                                                                             DECEMBER 31,
                                                                             ---------------------------------------
                                                                 MARCH 31,
                                                                      2000                1999                 1998
                                                           ----------------    ----------------    -----------------
      Deferred tax assets
        attributable to:
          Net operating loss carry-
           forward                                               $386,400            $343,400             $255,200
      Less, Valuation allowance                                  (386,400)           (343,400)            (255,200)
                                                           ----------------    ----------------    -----------------
      Net deferred tax assets                                    $      -            $      -             $      -
                                                           ================    ================    =================

At December 31, 1999 the Company had net operating loss carryovers which expire as follows:

       EXPIRES:                                          AMOUNT
         December 31, 2011                             $10,100
         December 31, 2012                             489,200
         December 31, 2013                             251,500
         December 31, 2014                             259,400
                                                    -----------------
           Total                                    $1,010,200
                                                    =================

                          WINCHESTER MINING CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)

                          NOTES TO FINANCIAL STATEMENTS
            MARCH 31, 2000 (UNAUDITED) AND DECEMBER 31, 1999 AND 1998

 -------------------------------------------------------------------------------
NOTE 6 - COMMITMENTS:
On October 1, 1999, the Company entered into a three year management agreement with a company controlled by a former director of the company. The future minimum management fees are as follows:


       YEAR ENDING DECEMBER 31,                         AMOUNT
         2000                                          $41,571
         2001                                           41,571
         2002                                           31,179
                                             -----------------
           Total                                      $114,321
                                             =================

On October 1, 1999, the Company entered into a three year operating lease for office space with a company controlled by a former director of the Company. The future minimum rent payments are as follows:

       YEAR ENDING DECEMBER 31,                         AMOUNT
         2000                                           $4,367
         2001                                            4,367
         2002                                            3,275
                                             -----------------
           Total                                       $12,009
                                             =================

The Company incurred rent expense of $409 (March 31, 2000) and $2,302 (December 31, 1999).

On March 18, 1999, the Company entered into an internet casino license agreement for a period of three years. During fiscal 1999, Hollywood Casino Corporation filed a domain name dispute complaint regarding the domain names used by the Company in its internet casino referral operations. Subsequent to December 31, 1999, the National Arbitration Forum rendered a decision under which the Company lost rights to all but one internet casino domain name. Even though the casino license has been cancelled, the Company has committed to make the following future license fee payments:

       YEAR ENDING DECEMBER 31,                        AMOUNT
         2000                                         $15,000
         2001                                          12,000
         2002                                           3,000
                                            -----------------
           Total                                      $30,000
                                            =================

Included in Costs of revenues for the year ended December 31, 1999 are $13,000 of casino licensing fees and $50,026 for the initial license payment.

                          WINCHESTER MINING CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)

                          NOTES TO FINANCIAL STATEMENTS
            MARCH 31, 2000 (UNAUDITED) AND DECEMBER 31, 1999 AND 1998

 -------------------------------------------------------------------------------

NOTE 7 - COMMON STOCK:
During the development  stage, the Company has issued shares of its common stock as follows:
                                                                                   PRICE PER
      DESCRIPTION AND DATES                                      SHARES                SHARE               AMOUNT
      ------------------------------------------------ ----------------- -------------------   ------------------
      SHARES ISSUED FOR CASH:

        November 7, 1996                                         50,000               $0.010                 $500
        February 27, 1997                                    20,000,000                0.010              200,000
        July 17, 1998                                         5,200,000                0.062              320,000
        March 15, 1999                                        2,000,000                0.050              100,000
        March 31, 1999                                        1,000,000                0.050               50,000
        March 13, 2000                                        1,790,000                0.161              288,190

      SHARES ISSUED FOR DEBT (1):

        March 15, 1999                                        3,500,000                0.050              175,000
        March 31, 1999                                        2,000,000                0.050              100,000

         (1)  Value based on face value of obligation relieved.

In May, 2000, the Company sold an additional 6,700,000 shares for cash for total consideration of $156,760, or $0.02 per share

NOTE 8 - SUBSEQUENT EVENTS:
On May 9, 2000, the Company acquired all the outstanding stock of Hi-Plains Energy Corp., a Wyoming corporation that is also in the development stage, for $15,600. Concurrently therewith, the Company paid consulting and legal fees of $134,400 to facilitate the merger of Hi-Plains into Winchester, and the filing of related forms with the Securities and Exchange Commission.

On May 12, 2000, the Company entered into a Plan of Merger under which:

     o    Hi-Plains would be merged into Winchester effective May 13, 2000.

     o    Winchester would change its name to PNW Ccapital, Inc.

     o Each share issued and outstanding immediately prior to the effective date would remain as issued and outstanding common stock in Winchester (renamed PNW) without change.

A summary balance sheet of Hi-Plains as of March 31, 2000 is as follows:

       Assets:
         Cash                                                          $213
         Investment in Western Technology                               750
                                                               -----------------
           Total assets                                                $963
                                                               =================

       Liabilities and stockholders' equity:
         Common stock                                                  $780
         Additional paid-in capital                                   1,470
         Deficit accumulated during the development stage            (1,287)
                                                               -----------------
           Total liabilities and stockholders' equity                  $963
                                                               =================

                          WINCHESTER MINING CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)

                          NOTES TO FINANCIAL STATEMENTS
            MARCH 31, 2000 (UNAUDITED) AND DECEMBER 31, 1999 AND 1998

 -------------------------------------------------------------------------------
A summary statement of operations of Hi-Plains is as follows:

                                             QUARTER                       YEAR
                                               ENDED                      ENDED
                                            MARCH 31,          DECEMBER 31, 1999
                                                2000

                                     ----------------     ----------------------
      Revenue                                 $    -
      Costs and expenses                          25                      1,149
                                     ----------------     ----------------------
        Net loss                                ($25)                   ($1,149)
                                     ================     ======================


NOTE 9 - NEW ACCOUNTING PRONOUNCEMENTS:
The Financial Accounting Standards Board has issued several new accounting pronouncements which may affect the Company in future years. FASB Statement Number 128, earnings per share, became effective for periods ending after December 15, 1997, simplifies the standards for computing earnings per share, and makes them comparable to international EPS standards. It replaces the presentation of primary EPS with a presentation of basic EPS. It also requires dual presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation.

FASB STATEMENT NUMBER 129, DISCLOSURE OF INFORMATION ABOUT CAPITAL STRUCTURE, is effective for periods ending after December 15, 1997, and establishes standards for disclosing information about an entity's capital structure. This pronouncement did not have a significant effect on the Company's financial statement disclosures.

FASB STATEMENT NUMBER 130, REPORTING COMPREHENSIVE INCOME, became effective for fiscal years beginning after December 15, 1997, and establishes standards for reporting and display of comprehensive income and its components (revenues, expenses, gains, and losses) in a full set of general-purpose financial statements. This Statement requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. The Company had no comprehensive income other than net income during the last two fiscal years.

FASB STATEMENT NUMBER 131, DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION, became effective for fiscal years beginning after December 15, 1997, and establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. It also establishes standards for related disclosures about products and services, geographic areas, and major customers. As the Company has only one business segment, the pronouncement had no material effect during the current periods.

FASB STATEMENT NUMBER 132, EMPLOYERS' DISCLOSURES ABOUT PENSIONS AND OTHER POSTRETIREMENT BENEFITS, became effective for fiscal years beginning after December 15, 1997, and revises employers' disclosures about pension and other postretirement benefit plans. It does not change the measurement or recognition of those plans. It standardizes the disclosure requirements for pensions and other postretirement benefits to the extent practicable, requires additional information on changes in the benefit obligations and fair values of plan assets that will facilitate financial analysis, and eliminates certain disclosures. Since the Company has no pension or postretirement benefit plans, the pronouncement had no effect in the current periods.

                          WINCHESTER MINING CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)

                          NOTES TO FINANCIAL STATEMENTS
            MARCH 31, 2000 (UNAUDITED) AND DECEMBER 31, 1999 AND 1998

 -------------------------------------------------------------------------------

FASB STATEMENT NUMBER 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES, becomes effective for fiscal years beginning after June 15, 1999, and establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, (collectively referred to as derivatives) and for hedging activities. The Company does not believe this pronouncement will have a material effect on its financial statements in the near future.

FASB STATEMENT NUMBER 134, ACCOUNTING FOR MORTGAGE-BACKED SECURITIES RETAINED AFTER THE SECURITIZATION OF MORTGAGE LOANS HELD FOR SALE BY A MORTGAGE BANKING ENTERPRISE, becomes effective for fiscal years beginning after December 15, 1998. It is not expected to apply to the Company.

NOTE 10 - YEAR 2000 COMPLIANCE:
The Company utilizes "off-the-shelf" computer software in its operations obtained from major vendors such as Intuit and Microsoft. Currently, management believes that most critical systems are year 2000 compliant, or will be made compliant prior to December 31, 2000. The estimated cost of becoming compliant is minimal, and is not expected to have a material effect on the financial statements or the Company's ability to serve its customers.

                         WINCHESTER MINING CORPORATION
                         PRO FORMA FINANCIAL STATEMENTS
                                 MARCH 31, 2000
                                  (UNAUDITED)

                          WINCHESTER MINING CORPORATION
                        (A development stage enterprise)
               Pro Forma Combined Condensed Financial Information
                March 31, 2000 and December 31, 1999 (Unaudited)
-------------------------------------------------------------------------------


On May 9, 2000, the Company acquired all the outstanding stock of Hi-Plains Energy Corp., a Wyoming corporation that is also in the development stage, for $15,600. Concurrently therewith, the Company paid consulting and legal fees of $134,400 to facilitate the merger of Hi-Plains into Winchester, and the filing of related forms with the Securities and Exchange Commission.

On May 12, 2000, the Company entered into a Plan of Merger under which:

o Hi-Plains would be merged into Winchester effective May 13, 2000.

o Winchester would change its name to PNW Capital, Inc.

o Each share issued and outstanding immediately prior to the effective date would remain as issued and outstanding common stock in Winchester (renamed PNW) without change.

The acquisition of Hi-Plains will be accounted for as a purchase, whereby the basis for accounting for Hi-Plains' assets and liabilities will be based upon their fair market value at the date of acquisition.

The unaudited Pro Forma Condensed Statements of Loss (Pro Forma Statements of Operations) for the year ended December 31, 1999 and the three months ended March 31, 2000 gives pro forma effect to the acquisition and merger of Hi-Plains as if they had occurred on January 1, 1999. The Pro Forma Statements of Loss are based on the historical results of operations of the Company and Hi-Plains for the year ended December 31, 1999 and the three months March 31, 2000.

The unaudited Pro Forma Combined Condensed Balance Sheet as of March 31, 2000 gives pro forma effect to the acquisition of Hi-Plains as if it had occurred on that date.

The unaudited Pro Forma financial statements and accompanying notes should be read in conjunction with and are qualified by the historical financial statements of the Company and notes thereto, included elsewhere herein.

                                                    WINCHESTER MINING CORPORATION
                                                  (A development stage enterprise)

                                             Pro Forma Combined Condensed Balance Sheet
                                                           March 31, 2000
                                                             (Unaudited)

-----------------------------------------------------------------------------------------------------------------------------------
                                            Winchester              Hi-Plains
                                               Mining                 Energy              Pro Forma                   Pro Forma
                                            Corporation                  Corp.            Adjustments                    Combined
                                      ----------------------  ---------------------  ---------------------       -------------------

ASSETS
  Current assets:

    Cash                                           $254,116                   $213                ($3,646)A                 250,683
    Note receivable, net                                  0                                                                       0
    Inventory, at cost                                3,414                      0                                            3,414
    Goodwill                                                                                       13,417 B                  13,417
    Other assets                                      9,707                    750                                           10,457
                                      ----------------------  ---------------------                              -------------------
      Total current assets                          267,237                    963                                          277,971
                                      ----------------------  ---------------------  ---------------------       -------------------
      Total assets                                 $267,237                   $963                 $9,771                  $277,971
                                      ======================  =====================  =====================       ===================


LIABILITIES
  Current liabilities:

    Accounts payable and
      accrued expenses                              $81,275                                                                  81,275
    Due to related parties                          103,919                                                                 103,919
    Accrued liability for
      contingencies                                  25,000                                                                  25,000
      Total current
                                     ----------------------  ---------------------                              -------------------
        liabilities                                 210,194                      0                                          210,194
                                     ----------------------  ---------------------                              -------------------

      Total liabilities                             210,194                      0                                          210,194
                                     ----------------------  ---------------------                              -------------------

  Commitments and contingencies

STOCKHOLDERS' EQUITY (DEFICIT)
  Common stock                                        3,554                    780                   (110)B                   4,224
  Capital in excess of
    par value                                     1,190,002                  1,470                  9,814 B               1,201,286
  Deficit accumulated during
    the development stage                        (1,136,513)                (1,287)                    67                (1,137,733)
                                     ----------------------  ---------------------                              --------------------
      Total stockholders'
        equity (deficit)                             57,043                    963                                           67,777
                                     ----------------------  ---------------------  ---------------------       --------------------
      Total liabilities
        and stockholders'
        equity                                     $267,237                   $963                 $9,771                  $277,971
                                     ======================  =====================  =====================       ====================


The accompanying notes are an integral part of these statements.


                                                   WINCHESTER MINING CORPORATION
                                                  (A development stage enterprise)
                             Pro Forma Combined Condensed Statements of Loss For The Three Months Ended
                                                     March 31, 2000 (Unaudited)
------------------------------------------------------------------------------------------------------------------------------------




                                           Winchester              Hi-Plains
                                              Mining                 Energy              Pro Forma                   Pro Forma
                                           Corporation                  Corp.            Adjustments                   Combined
                                    ----------------------  ---------------------  ---------------------       ---------------------

Revenues                                                $0                     $0                                                $0
                                    ----------------------  ---------------------  ---------------------       ---------------------

Less, Costs and expenses:
  Cost of revenues                                       0                      0                                                 0
  Consulting and
    management fees                                 35,669                                                                   35,669
  Provision for
    contingencies                                        0                      0                                                  0
  Depreciation and
    amortization                                         0                      0                    244      B                 244
  Writeoffs and abandon-
    ments of mineral
    properties                                           0                      0                                                 0
  Other general and
    administrative                                  90,610                                                                   90,610
                                    ----------------------  ---------------------  ---------------------       ---------------------
    Total operating
      expenses                                     126,279                      0                    244                    126,523
                                    ----------------------  ---------------------  ---------------------       ---------------------
    Loss from operations                          (126,279)                     0                   (244)                  (126,523)
                                    ----------------------  ---------------------  ---------------------       ---------------------

Other income (expense):
  Interest income                                        0                      0                                                 0
  Interest expense                                       0                      0                                                 0
                                    ----------------------  ---------------------  ---------------------       ---------------------
    Total other income
      (expense)                                          0                      0                      0                          0
                                    ----------------------  ---------------------  ---------------------       ---------------------
    Loss before taxes
      on income                                   (126,279)                     0                   (244)                  (126,523)

  Provision for income
    taxes                                                0                      0                      0                          0
                                    ----------------------  ---------------------  ---------------------       ---------------------
      Net loss                                   ($126,279)                    $0                  ($244)                 ($126,523)
                                    ======================  =====================  =====================       =====================

Basic earnings (loss)
  per common share                                  ($0.00)                 $0.00                                            ($0.00)
                                    ======================  =====================                              =====================
Weighted average number
  of shares outstanding                         34,104,066                780,000                                        40,804,066
                                    ======================  =====================                              =====================


The accompanying notes are an integral part of these statements.


                                                    WINCHESTER MINING CORPORATION
                                                  (A development stage enterprise)
                                 Pro Forma Combined Condensed Statements of Loss For The Year Ended
                                                    December 31, 1999 (Unaudited)
------------------------------------------------------------------------------------------------------------------------------------
                                                           Winchester             Hi-Plains
                                                              Mining                 Energy              Pro Forma      Pro Forma
                                                          Corporation                  Corp.            Adjustments      Combined
                                                ----------------------  ---------------------  ---------------------    ------------

Revenues                                                      $15,537                     $0                                $15,537
                                                ----------------------  ---------------------  ---------------------    ------------
Less, Costs and expenses:
  Cost of revenues                                             76,201                      0                                 76,201
  Consulting and
    management fees                                           140,309                                                       140,309
  Provision for
    contingencies                                              25,000                      0                                 25,000
  Depreciation and
    amortization                                                  305                      0                    976  B        1,281
  Writeoffs and abandon-
    ments of mineral
    properties                                                      0                      0                                      0
  Other general and
    administrative                                             33,126                  1,149                                 34,275
                                                ----------------------  ---------------------  ---------------------    ------------
    Total operating
      expenses                                                274,941                  1,149                    976         277,066
                                                ----------------------  ---------------------  ---------------------    ------------
    Loss from operations                                     (259,404)                (1,149)                  (976)       (261,529)
                                                ----------------------  ---------------------  ---------------------    ------------

Other income (expense):
  Interest income                                                   0                      0                                      0
  Interest expense                                                  0                      0                                      0
                                                ----------------------  ---------------------  ---------------------    ------------
    Total other income
      (expense)                                                     0                      0                      0               0
                                                ----------------------  ---------------------  ---------------------    ------------
    Loss before taxes
      on income                                              (259,404)                (1,149)                  (976)       (261,529)

  Provision for income
    taxes                                                           0                      0                      0               0
                                                ----------------------  ---------------------  ---------------------    ------------
      Net loss                                              ($259,404)               ($1,149)                 ($976)      ($261,529)
                                                ======================  =====================  =====================    ============
Basic earnings (loss)
  per common share                                             ($0.01)                 $0.00                                 ($0.01)
                                                ======================  =====================                           ============

Weighted average number
  of shares outstanding                                    31,895,206                780,000                             38,595,206
                                                ======================  =====================                           ============


The accompanying notes are an integral part of these statements.


                          WINCHESTER MINING CORPORATION
                        (A development stage enterprise)
           Notes to Pro Forma Combined Condensed Financial Information
                March 31, 2000 and December 31, 1999 (Unaudited)
-------------------------------------------------------------------------------
A.  Adjustments to cash reflect the following

      Sale of 6,700,000 shares of stock in May, 2000 for
       $156,760,  less $10,406 in related offering costs
                                                                      $146,354
      Purchase of all the outstanding shares of Hi-Plains
        Energy Corp.                                                   (15,600)
      Payment of fees and costs in connection with merger
        and SEC filings                                               (134,400)
                                                     --------------------------
                                                                       ($3,646)
                                                     ==========================


B. Reflects the allocation of the purchase price of Hi-Plains, calculated as follows:

      Total purchase price of Hi-Plains                                $15,600
      Less, Amount allocated to tangible assets                           (963)
                                                     --------------------------
        Amount allocated to Goodwill                                    14,637
      Less, Amortization, based on fifteen year
        amortization period:
          Year ended December 31, 1999                                    (976)
          Three months ended March 31, 2000                               (244)
                                                     --------------------------
                                                                       $13,417
                                                     ==========================

C.   Common stock adjustments reflect the following:

      Sale of 6,700,000 shares of stock in May, 2000 for
        $156,760, less $10,406 in related offering costs                  $670
      Elimination of Hi-Plains common stock                               (780)
                                                     --------------------------
                                                                         ($110)
                                                     ==========================

D.   Capital in excess of par adjustments reflect the following:

      Sale of 6,700,000 shares of stock in May, 2000 for
        $156,760, less $10,406 in related offering costs              $145,684
      Payment of fees and costs in connection with merger
        and SEC filings                                               (134,400)
      Elimination of Hi-Plains common stock                             (1,470)
                                                     --------------------------
                                                                      $144,214
                                                     ==========================

E. Adjustments to Deficit accumulated during the development stage include the following:

      Elimination of Hi-Plains deficit                                  $1,287
      Amortization of Goodwill, year ended December 31,
        1999                                                              (976)
      Amortization of Goodwill, three months ended
        March 31, 2000                                                    (244)
                                                      --------------------------
                                                                           $67
                                                     ==========================